UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

4D Molecular Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39782	47-3506994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 HORTON STREET #455
EMERYVILLE, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 505-2680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FDMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2024, 4D Molecular Therapeutics, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) virtually via the internet. On April 3, 2024, the record date for the meeting, there were 51,157,472 shares of the Company’s common stock outstanding with each such share being entitled to one vote per share.

At the Annual Meeting, 45,054,713 shares of the Company’s common stock were voted in person or by proxy for the two proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 10, 2024.

Proposal 1. The Company’s stockholders elected by a majority of votes cast the Class I director nominee below to the Company’s Board of Directors to hold office until the 2027 Annual Meeting of Stockholders or until his successor is elected.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
David Kirn, M.D.	35,630,613	7,849,441	1,574,659

Proposal 2. The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.

FOR	AGAINST	ABSTAIN
45,032,000	21,052	1,661

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4D MOLECULAR THERAPEUTICS, INC.

Date: May 24, 2024	By:	/s/ Uneek Mehra
Uneek Mehra
Chief Financial and Business Officer